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EXHIBIT 10.46

                            TRANS WORLD GAMING CORP.
                             1998 STOCK OPTION PLAN

                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN

         Trans World Gaming Corp. (the "Company") hereby establishes this 1998 Stock Option Plan (the "Plan") upon the terms and conditions hereinafter stated.

                                   ARTICLE II
                               PURPOSE OF THE PLAN

         The purpose of this Plan is to improve the growth and profitability of the Company by providing Employees with a proprietary interest in the Company as an incentive to contribute to the success of the Company, and rewarding those Employees for outstanding performance and the attainment of targeted goals. All Incentive Stock Options issued under this Plan are intended to comply with the requirements of Section 422 of the Code, and the regulations thereunder, and all provisions hereunder shall be read, interpreted and applied with that purpose in mind.

                                   ARTICLE III
                                   DEFINITIONS

         3.01 "Board" means the Board of Directors of the Company.

         3.02 "Code" means the Internal Revenue Code of 1986, as amended.

         3.03 "Committee" means a committee of two or more directors appointed by the Board pursuant to Article IV hereof, each of whom shall be a "non-employee director" as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto.

         3.04 "Common Stock" means shares of the common stock, $.001 par value per share, of the Company.

         3.05 "Disability" means any physical or mental impairment which qualifies an Employee for disability benefits under the applicable long-term disability plan maintained by the Company or, if no such plan applies, which would qualify such Employee for disability benefits under the Federal Social Security System.

         3.06 "Effective Date" means the date upon which the Board approves this Plan.

         3.07 "Employee" means any person who is employed by the Company.

         3.08 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         3.09 "Fair Market Value" shall be equal to the fair market value per share of the Company's Common Stock on the date an Option is granted. For purposes hereof, the Fair Market Value of a share of Common Stock shall be the mean between the high bid and low asked prices that day on the principal market then in use, or if no such quotations are available, the fair market value on the date in question of a share as determined by a majority of the Board in good faith.

         3.10 "Incentive Stock Option" means any Option granted under this Plan which the Board intends (at the time it is granted) to be an incentive stock option within the meaning of Section 422 of the Code or any successor thereto.

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         3.11 "Non-Qualified Stock Option" means any Option granted under this
Plan which is not an Incentive Stock Option.

         3.12 "Officer" means an Employee whose position in the Company is that of a corporate officer, as determined by the Board.

         3.13 "Option" means a right granted under this Plan to purchase Common Stock.

         3.14 "Optionee" means an Employee or former Employee to whom an Option is granted under the Plan.

         3.15 "Retirement" means a termination of employment which constitutes a "retirement" under any applicable qualified pension benefit plan maintained by the Company or as otherwise determined by the Committee.

         3.16 "Stock Option Agreement" means the written agreement pursuant to
Section 8.01 hereof that sets forth the terms, conditions, restrictions and privileges for an Incentive Stock Option.

                                   ARTICLE IV
                           ADMINISTRATION OF THE PLAN

         4.01 DUTIES OF THE COMMITTEE. The Plan shall be administered and interpreted by the Committee, as appointed from time to time by the Board pursuant to Section 4.02. The Committee shall have the authority in its absolute discretion to adopt, amend and rescind such rules, regulations and procedures as, in its opinion, may be advisable in the administration of the Plan, including, without limitation, rules, regulations and procedures which (i) deal with satisfaction of an Optionee's tax withholding obligation pursuant to
Section 12.02 hereof, (ii) include arrangements to facilitate the Optionee's ability to borrow funds for payment of the exercise or purchase price of an Option, if applicable, from securities brokers and dealers, and (iii) include arrangements which provide for the payment of some or all of such exercise or purchase price by delivery of previously owned shares of Common Stock or other property and/or by withholding some of the shares of Common Stock which are being acquired. The interpretation and construction by the Committee of any provisions of the Plan, any rule, regulation or procedure adopted by it pursuant thereto or of any Option shall be final and binding.

         4.02 APPOINTMENT AND OPERATION OF THE COMMITTEE. The members of the Committee shall be appointed by, and will serve at the pleasure of, the Board. The Board from time to time may remove members from, or add members to, the Committee, provided the Committee shall continue to consist of two or more members of the Board, each of whom shall be a "non-employee director" as defined in Rule 16b-3(b)(3)(i) of the Exchange Act or any successor thereto. The Committee shall act by vote or written consent of a majority of its members. Subject to the express provisions and limitations of the Plan, the Committee may adopt such rules, regulations and procedures as it deems appropriate for the conduct of its affairs. It may appoint one of its members to be chairman and any person, whether or not a member, to be its secretary or agent. The Committee shall report its actions and decisions to the Board at the next regularly scheduled meeting of the Board following each meeting of the Committee.

         4.03 REVOCATION FOR MISCONDUCT. The Committee may by resolution immediately revoke, rescind and terminate any Option, or portion thereof, to the extent not yet vested, previously granted or awarded under this Plan to an Employee who is discharged from the employ of the Company for cause, which, for purposes hereof, shall mean termination because of the Employee's personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, intentional failure to perform stated duties, or willful violation of any law, rule, or regulation (other than traffic violations or similar offenses).

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         4.04 LIMITATION ON LIABILITY. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan, any rule, regulation or procedure adopted by it pursuant thereto or any Options granted under it. If a member of the Committee is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, arbitrative or investigative, by reason of anything done or not done by him in such capacity under or with respect to the Plan, the Company shall indemnify him to the extent permitted by the Company's Articles of Incorporation and Bylaws and by the Nevada General Corporation Law.

         4.05 COMPLIANCE WITH LAW AND REGULATIONS. All Options granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and to such approvals by any government or regulatory agency as may be required. The Company shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Company shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise would be contrary to applicable laws and regulations.

         4.06 RESTRICTIONS ON TRANSFER. The Company may place a legend upon any certificate representing shares acquired pursuant to an Option granted hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

                                    ARTICLE V
                                   ELIGIBILITY

         Options may be granted to such Employees of the Company as may be designated from time to time by the Committee, pursuant to guidelines, if any, which may be adopted by the Committee from time to time.

                                   ARTICLE VI
                        COMMON STOCK COVERED BY THE PLAN

         6.01 OPTION SHARES. The aggregate number of shares of Common Stock which may be issued pursuant to this Plan, subject to adjustment as provided in
Article IX, shall be 2,000,000 shares of Common Stock. None of such shares shall be the subject of more than one Option at any time, but if an Option as to any shares is surrendered before exercise, or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under the Plan as if no Options had been previously granted with respect to such shares.

         6.02 SOURCE OF SHARES. The shares of Common Stock issued under the Plan may be authorized but unissued shares, treasury shares or shares purchased by the Company on the open market or from private sources for use under the Plan.

                                   ARTICLE VII
                                DETERMINATION OF
                         OPTIONS, NUMBER OF SHARES, ETC.

         The Committee shall, in its discretion, determine from time to time which Employees will be granted Options under the Plan, the number of shares of Common Stock subject to each Option, whether each Option will be an Incentive Stock Option or a Non-Qualified Stock Option and the exercise price of an Option. In making all such determinations there shall be taken into account the duties, responsibilities and performance of each respective Employee, his present and potential contributions to the growth and success of the Company, his salary and such other factors as the Committee shall deem relevant to accomplishing the purposes of the Plan.

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                                  ARTICLE VIII
                                     OPTIONS

         Each Option granted hereunder shall be on the following terms and conditions:

         8.01 STOCK OPTION AGREEMENT. The proper Officers or a member of the Committee on behalf of the Company and each Optionee shall execute a Stock Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price, whether it is a Non-Qualified Stock Option or an Incentive Stock Option and such other terms, conditions, restrictions and privileges as the Committee in each instance shall deem appropriate, provided they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Stock Option Agreement.

         8.02 OPTION EXERCISE PRICE.

                 (a) INCENTIVE STOCK OPTIONS. The per share price at which the subject Common Stock may be purchased upon exercise of an Incentive Stock Option shall be no less than one hundred percent (100%) of the Fair Market Value of a share of Common Stock at the time such Incentive Stock Option is granted, except as provided in Section 8.09(b).

                 (b) NON-QUALIFIED STOCK OPTIONS. The per share price at which the Common Stock may be purchased upon exercise of a Non-Qualified Stock Option shall be no less than eighty-five percent (85%) of the Fair Market Value of a share of Common Stock at the time such Non-Qualified Option is granted.

         8.03  VESTING AND EXERCISE OF OPTIONS

                 (a) GENERAL RULES. Incentive Stock Options and Non-Qualified Stock Options granted to Employees shall become vested and exercisable at the rate, to the extent and subject to such limitations as may be specified by the Committee. Notwithstanding the foregoing, no vesting shall occur on or after an Employee's employment with the Company is terminated for any reason other than his death, Disability or Retirement. In determining the number of shares of Common Stock with respect to which Options are vested and/or exercisable, fractional shares will be rounded up to the nearest whole number if the fraction is 0.5 or higher, and down if it is less.

                 (b) VESTING UPON TERMINATION OF EMPLOYMENT, DEATH, DISABILITY OR RETIREMENT. Unless the Committee shall specifically state otherwise at the time an Option is granted, only those Options granted to Employees under this Plan which are vested and exercisable on the date an Optionee terminates his employment with the Company because of his termination of employment under certain circumstances as set forth in the Optionee's Stock Option Agreement, or because of his death, Disability or Retirement shall be vested and exercisable by the Optionee thereafter as set forth in Section 8.04.

                 (c) ACCELERATED VESTING FOR CHANGES IN CONTROL. Notwithstanding the general rule described in Section 8.03(a), all outstanding Options shall become immediately vested and exercisable in the event there is a change in control of the Company. A "change in control of the Company" for this purpose shall mean a change in control of a nature that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act, or any successor thereto, whether or not the Company in fact is required to comply with Regulation 14A thereunder.

         8.04  DURATION OF OPTIONS.

                 (a) GENERAL RULE. Except as provided in Sections 8.04(b) and 8.09, each Option granted to Employees shall be exercisable at any time on or after it vests and becomes exercisable until the earlier of (i) ten (10) years after its date of grant or (ii) three (3) months after the date on which the Optionee ceases to be employed by the Company, unless the Committee in its discretion decides at the time of grant or thereafter to extend such period of exercise upon termination of employment from three (3) months to a period not exceeding five (5) years.

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                 (b) EXCEPTION FOR TERMINATION DUE TO DEATH, DISABILITY OR
RETIREMENT. If an Employee dies while in the employ of the Company or terminates employment with the Company as a result of Disability or Retirement without having fully exercised his Options, the Optionee or his legal representative or guardian, or the executors, administrators, legatees or distributees of his estate shall have the right, during the twelve-month period following the earlier of his death, Disability or Retirement, to exercise such Options to the extent vested on the date of such death, Disability or Retirement. In no event, however, shall any Option be exercisable within six (6) months after the date of grant or more than ten (10) years from the date it was granted.

         8.05 NONASSIGNABILITY. Options shall not be transferable by an Optionee except by will or the laws of descent or distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative. Notwithstanding the foregoing, or any other provision of this Plan, an Optionee who holds Non-Qualified Stock Options may transfer such Options to his or her spouse, lineal ascendants, lineal descendants, or to a duly established trust for the benefit of one or more of these individuals. Options so transferred may thereafter be transferred only to the Optionee who originally received the grant or to an individual or trust to whom the Optionee would have initially transferred the Option pursuant to this Section 8.05. Options which are transferred pursuant to this Section 8.05 shall be exercisable by the transferee according to the same terms and conditions as applied to the Optionee.

         8.06 MANNER OF EXERCISE. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Stock Option Agreement provided for in Section 8.01 above.

         8.07 PAYMENT FOR SHARES. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of any Option shall be made to the Company upon exercise of the Option. All shares sold under the Plan shall be fully paid and nonassessable. Payment for shares may be made by the Optionee in cash or, at the discretion of the Committee, by delivering shares of Common Stock (including shares acquired pursuant to the exercise of an Option) or other property equal in Fair Market Value to the purchase price of the shares to be acquired pursuant to the Option, by withholding some of the shares of Common Stock which are being purchased upon exercise of an Option, or any combination of the foregoing. Notwithstanding the foregoing payment may also be made by delivering a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds to pay the exercise price.

         8.08 VOTING AND DIVIDEND RIGHTS. No Optionee shall have any voting or dividend rights or other rights of a shareholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Company's shareholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

         8.09 ADDITIONAL TERMS APPLICABLE TO INCENTIVE STOCK OPTIONS. All Options issued under the Plan as Incentive Stock Options will be subject, in addition to the terms detailed in Sections 8.01 to 8.08 above, to those contained in this Section 8.09.

                 (a) $100,000 LIMITATION. Notwithstanding any contrary provisions contained elsewhere in this Plan and as long as required by Section 422 of the Code, the aggregate Fair Market Value, determined as of the time an Incentive Stock Option is granted, of the Common Stock with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year, under this Plan and stock options that satisfy the requirements of Section 422 of the Code under any other stock option plan or plans maintained by the Company, shall not exceed $100,000.

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                 (b) LIMITATION ON TEN PERCENT SHAREHOLDERS. The price at which shares of Common Stock may be purchased upon exercise of an Incentive Stock Option granted to an individual who, at the time such Incentive Stock Option is granted, owns, directly or indirectly, more than ten percent (10%) of the total combined voting power of all classes of stock issued to shareholders of the Company, shall be no less than one hundred and ten percent (110%) of the Fair Market Value of a share of the Common Stock of the Company at the time of grant, and such Incentive Stock Option shall by its terms not be exercisable after the earlier of the date determined under Section 8.03 or the expiration of five (5) years from the date such Incentive Stock Option is granted.

                 (c) NOTICE OF DISPOSITION; WITHHOLDING; ESCROW. An Optionee shall immediately notify the Company in writing of any sale, transfer, assignment or other disposition (or action constituting a disqualifying disposition within the meaning of Section 421 of the Code) of any shares of Common Stock acquired through exercise of an Incentive Stock Option, within two
(2) years after the grant of such Incentive Stock Option or within one (1) year after the acquisition of such shares, setting forth the date and manner of disposition, the number of shares disposed of and the price at which such shares were disposed. The Company shall be entitled to withhold from any compensation or other payments then or thereafter due to the Optionee such amounts as may be necessary to satisfy any withholding requirements of federal or state law or regulation and, further, to collect from the Optionee any additional amounts which may be required for such purpose. The Committee may, in its discretion, require shares of Common Stock acquired by an Optionee upon exercise of an Incentive Stock Option to be held in an escrow arrangement for the purpose of enabling compliance with the provisions of this Section 8.09(c).

                                   ARTICLE IX
                         ADJUSTMENTS FOR CAPITAL CHANGES

         The aggregate number of shares of Common Stock available for issuance under this Plan, the number of shares to which any Option relates and the exercise price per share of Common Stock under any Option shall be proportionately adjusted for any increase or decrease in the total number of outstanding shares of Common Stock issued subsequent to the effective date of this Plan resulting from a split, subdivision or consolidation of shares or any other capital adjustment, the payment of a stock dividend, or other increase or decrease in such shares effected without receipt or payment of consideration by the Company. If, upon a merger, consolidation, reorganization, liquidation, recapitalization or the like of the Company, the shares of the Company's Common Stock shall be exchanged for other securities of the Company or of another corporation, each recipient of an Option shall be entitled, subject to the conditions herein stated, to purchase or acquire such number of shares of Common Stock or amount of other securities of the Company or such other corporation as were exchangeable for the number of shares of Common Stock of the Company which such optionees would have been entitled to purchase or acquire except for such action, and appropriate adjustments shall be made to the per share exercise price of outstanding Options.

                                    ARTICLE X
                      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, by resolution, at any time terminate or amend the Plan with respect to any shares of Common Stock as to which Options have not been granted, subject to any required shareholder approval or any shareholder approval which the Board may deem to be advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted or awarded under this Plan as specifically authorized herein.

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                                   ARTICLE XI
                                EMPLOYMENT RIGHTS

         Neither the Plan nor the grant of any Options hereunder nor any action taken by the Committee or the Board in connection with the Plan shall create any right on the part of any Employee of the Company to continue in such capacity.

                                   ARTICLE XII
                                   WITHHOLDING

         12.01 TAX WITHHOLDING. The Company may withhold from any cash payment made under this Plan sufficient amounts to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Company may require the Optionee to pay to the Company the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Option. The Company also may withhold or collect amounts with respect to a disqualifying disposition of shares of Common Stock acquired pursuant to exercise of an Incentive Stock Option, as provided in Section 8.09(c).

         12.02 METHODS OF TAX WITHHOLDING. The Committee is authorized to adopt rules, regulations or procedures which provide for the satisfaction of an Optionee's tax withholding obligation by the retention of shares of Common Stock to which the Employee would otherwise be entitled pursuant to an Option and/or by the Optionee's delivery of previously owned shares of Common Stock or other property.

                                  ARTICLE XIII
                        EFFECTIVE DATE OF THE PLAN; TERM

         13.01 EFFECTIVE DATE OF THE PLAN. This Plan shall become effective on the Effective Date, and Options may be granted hereunder as of or after the Effective Date and prior to the termination of the Plan, provided that no Incentive Stock Option issued pursuant to this Plan shall qualify as such unless this Plan is approved by the requisite vote of the holders of the outstanding voting shares of the Company at a meeting of shareholders of the Company held within twelve (12) months before or after the Effective Date.

         13.02 TERM OF PLAN. Unless sooner terminated, this Plan shall remain in effect for a period of ten (10) years ending on the tenth anniversary of the Effective Date. Termination of the Plan shall not affect any Options previously granted and such Options shall remain valid and in effect until they have been fully exercised or earned, are surrendered or by their terms expire or are forfeited.

                                   ARTICLE XIV
                                  MISCELLANEOUS

         14.01 GOVERNING LAW. To the extent not governed by Federal law, this Plan shall be construed under the laws of the State of Nevada.

         14.02 PRONOUNS. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.